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                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Crescent Real Estate Equities Company and subsidiaries dated September 1, 2002 (except Note 23, as to which the date is December 19, 2002), included in the Proxy Statement of Crescent Operating, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Crescent Real Estate Equities Company for the registration of its common stock.


                                     /s/ Ernst & Young LLP


Dallas, Texas
January 13, 2003